Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com

Investor Contact: Derek Fiebig

(954) 769-7342

fiebigd@autonation.com

AUTONATION ANNOUNCES ESTIMATED FINANCIAL

RESULTS FOR FIRST QUARTER 2010 AND INTENTION

TO AMEND AND EXTEND CREDIT AGREEMENT

FORT LAUDERDALE, Fla. (March 31, 2010) –AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today announced estimated financial results for the first quarter of 2010 and its intention to amend and extend its term loan and revolving credit facility.

First Quarter 2010

Based on preliminary information, the Company currently expects first quarter 2010 earnings per share (EPS) from continuing operations to be in the range of $0.29 to $0.32, compared to adjusted EPS from continuing operations of $0.22 for the first quarter of 2009. Adjusted EPS from continuing operations for the first quarter of 2009 excludes the items detailed under “Non-GAAP Financial Measures” below. GAAP EPS from continuing operations was $0.30 for the first quarter of 2009.

The Company expects first quarter 2010 revenue to be approximately $2.8 billion, compared to $2.4 billion for the first quarter of 2009. The Company also expects new vehicle sales to be approximately 45,000 units, or up approximately 18% as compared to the same period in 2009, and used vehicle sales to be approximately 38,000 units, or up approximately 12% as compared to the same period in 2009.

“We are pleased with our performance in a recovering but historically weak auto retail market. We saw a continuation of the gradual industry recovery in the first quarter of 2010,” said Mike Jackson, Chairman and Chief Executive Officer of AutoNation.

Amendment to Term Loan and Revolving Credit Facility

The Company is currently seeking consents from its existing lenders to amend and extend its term loan and revolving credit facility, which is scheduled to expire on July 18, 2012. Pursuant to the amendment, the maturity date will be extended to July 18, 2014 for those lenders that commit to the extension. For the extended commitments, the amended credit facility will offer a new leverage-based pricing grid and an increase in the interest rate on borrowings generally from LIBOR plus 0.875% to LIBOR plus 2.25%. The size of the term loan facility is expected to be reduced from $600 million to approximately $520 million, and the size of the revolving credit facility is expected to be reduced from $700 million to approximately $616 million. The financial covenants contained in the existing credit facility are also expected to be amended in certain respects, including an increase in the maximum leverage ratio from 2.75x to 3.25x. The Company expects the credit facility amendment and extension to be completed on or about April 14, 2010, subject to required lender consents and other standard conditions. A majority consent is required to amend the existing credit facility, and the lead and other lenders under the existing credit facility, representing more than 50%, have already committed to provide their consents to the amendment.

The amendment and extension of the credit facility, together with the senior note offering and debt tender offers announced today, are anticipated to be dilutive to full year 2010 adjusted EPS by approximately $0.06, excluding the effect of non-recurring transaction expenses and any share repurchases or other uses of capital in 2010.

“When completed, the transactions announced today will significantly enhance our financial strength and flexibility by extending our debt maturities, increasing our available liquidity, lowering our exposure to interest rate increases and providing additional flexibility to manage our business and optimize capital allocation,” said Mr. Jackson.

AutoNation will release financial results for the first quarter of 2010 on Thursday, April 22, 2010 at approximately 7:00 a.m. Eastern Time. Mike Jackson, Chairman and Chief Executive Officer, Mike Maroone, President and Chief Operating Officer, and Mike Short, Chief Financial Officer, will discuss these results during a conference call and audio webcast that same day at 11:00 a.m. Eastern Time.

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and has been named America’s Most Admired Automotive Retailer by FORTUNE Magazine five times. A component of the Standard and Poor’s 500 Index, AutoNation owns and operates 249 new vehicle franchises in 15 states. For additional information, please visit www.autonation.com or corp.autonation.com/investors.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our estimated financial results for the first quarter of 2010 and the planned amendment to our existing credit agreement, as well as other statements that describe our objectives, goals or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; our ability to complete the planned transactions described in this news release; assumptions and expectations relating to financial covenants contained in our debt agreements; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. The financial estimates included in this release are based on preliminary information about the first quarter of 2010. We have not completed our normal quarter-end closing and review processes for the first quarter of 2010, and our actual results could differ materially from the financial estimates included in this news release. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

This press release contains a non-GAAP financial measure, adjusted earnings per share from continuing operations for the first quarter of 2009, which excludes from GAAP earnings per share from continuing operations for the same period the impact of approximately $0.04 per share relating to a gain on senior note repurchases and approximately $0.03 per share relating to a net gain on asset sales and dispositions. GAAP earnings per share from continuing operations was $0.30 for the first quarter of 2009. The Company believes that the non-GAAP financial measure included in this release improves the transparency of the Company’s disclosure, provides a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improves the period-to-period comparability of the Company’s results from its core business operations.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, and shall not constitute an offer, solicitation or sale in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful.

In addition, this news release does not constitute an offer to buy or the solicitation of an offer to sell the Company’s Floating Rate Notes due 2013 or 7% Senior Notes due 2014. The offers and the consent solicitations are being made only pursuant to the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials that the Company will be distributing to noteholders promptly. Noteholders and investors should read carefully the offer to purchase and consent solicitation statement, letter of transmittal and consent and related materials because they contain important information, including the various terms of and conditions to the offers and the consent solicitation.